ARTICLES OF INCORPORATION
                                       OF
                               REMEDENT USA, INC.
                       (An Arizona Business Corporation*)


         1.       Name.

                  The name of the Corporation is Remedent USA, Inc.

         2.       Purpose.

                  The purpose for which this Corporation is organized is the transaction of any or all l awful business for which corporations may be incorporated under the laws of Arizona, as they may be amended from time to time.

         3.       Initial Business.

                  The Corporation initially intends to conduct the business of manufacturing and distribution.

         4.       Authorized Capital.

                  The Corporation shall have authority to issue 1,000,000 shares of Common Stock.

         5.       Known Place of Business.  (In Arizona)

                  The street address of the known place of business of the Corporation is:

                           13802 N. Scottsdale Road
                           Suite 104-22
                           Scottsdale, AZ  85254

         6.       Statutory Agent.  (In Arizona)

                  The name and address of the statutory agent of the Corporation is:

                           Jean Louis Vrignaud
                           13802 N. Scottsdale Road
                           Suite 104-22
                           Scottsdale, AZ  85254

         7.       Board of Directors.  (Minimum of one.)

                  The initial board of directors shall consist of 2 director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

                  Jean Louis Vrignaud                Rebecca M. Inzunza
                  13802 N. Scottsdale Road           7301 E. Evans Road
                  Suite 104-22                       Scottsdale, AZ  85260
                  Scottsdale, AZ  85254

                  The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

         8.       Officers.

                  The initial officer(s) of the Corporation who shall serve at the pleasure of the board of directors is(are):

                  Rebecca M. Inzunza, President   Jean Louis Vrignaud, Secretary

         9.       Incorporators.  (Minimum of one.)

                  Jean Louis Vrignaud                Rebecca Inzunza
                  13802 N. Scottsdale Road           7301 E. Evans Rd.
                  Scottsdale, AZ  85254              Scottsdale, AZ  85260

                  All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.


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   *  Incorporated  under and  subject  to  Articles  1 through  17 of Title 10,
Arizona Revised Statutes, eff. 1/1/96.

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         10.      Indemnification of Officers, Directors, Employees and Agents.

                  The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

         11.      Limitation of Liability.

                  To the fullest extent permitted by the Arizona Revised Statutes as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

         EXECUTED this 30th day of September, 1996 by all of the incorporators.

Signed:  _______________________


                  Acceptance of Appointment by Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 30th day of September, 1996.

                                                   Signed